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                                                                    Exhibit 12.1

Computation of Ratio of Earnings to Fixed Charges

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
                                                                                                         --------------------------
                                                                                                           Thirty-nine weeks Ended
                                -----------------------------------------------------------------------  --------------------------
                                Feb. 1, 1997  Jan. 31, 1998  Jan. 30, 1999  Jan. 29, 2000  Feb. 3, 2001  Oct. 28, 2000 Nov. 3, 2001
                                -----------------------------------------------------------------------  --------------------------
Earnings Before Income Taxes         748,527        854,242      1,319,262      1,784,949     1,381,885       953,928       308,616
Add:
             Interest Expense          5,529         17,779         46,145         44,968        74,891        47,736        76,649
   Interest on rental expense        218,403        250,025        288,143        337,471       387,627       280,007       318,597
                                -----------------------------------------------------------------------   -------------------------

Earnings                             972,459      1,122,046      1,653,550      2,167,388     1,844,403     1,281,671       703,862
                                =======================================================================   =========================

Interest Expense                       5,529         17,779         46,145         44,968        74,891        47,736        76,649
Capitalized Interest                   8,564         12,186         10,982         24,900        40,574        31,461        20,093
Interest on rental expense           218,403        250,025        288,143        337,471       387,627       280,007       318,597
                                -----------------------------------------------------------------------   -------------------------

Fixed Charges                        232,496        279,990        345,270        407,339       503,092       359,204       415,339
                                =======================================================================   =========================

Ratio of Earnings to Fixed
   Charges                              4.18           4.01           4.79           5.32          3.67          3.57          1.69
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